UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2013

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 14, 2013, T-Mobile US, Inc. (“Parent”) announced that its wholly-owned subsidiary, T-Mobile USA, Inc. (“T-Mobile USA”) commenced a private debt offering to certain institutional investors pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Private Placement”). In connection with the Private Placement, Parent disclosed certain information to prospective investors in a preliminary offering memorandum dated August 14, 2013. Some of the information in the preliminary offering memorandum has not previously been disclosed publicly and is furnished as Exhibit 99.1 in the general form presented in the preliminary offering memorandum.

Item 8.01.	Other Events.

On August 14, 2013, Parent issued a press release announcing that T-Mobile USA had commenced the Private Placement. A copy of the press release is attached as Exhibit 99.2 and incorporated by reference in this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Excerpts from preliminary offering memorandum of T-Mobile USA, Inc., dated August 14, 2013.

99.2	Press release issued by T-Mobile US, Inc., dated August 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

Date: August 14, 2013	By:	/s/ J. Braxton Carter
Name: J. Braxton Carter Title: Executive Vice President and Chief Financial Officer